EXHIBIT A

                             JOINT FILING AGREEMENT


           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of NovaStar Financial, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: February 6, 2001


                                GENERAL ELECTRIC CAPITAL CORPORATION

                                By: Jonathan K. Sprole
                                    ------------------------------------------
                                    Name: Jonathan K. Sprole
                                    Title: Dept. Operations Manager



                                GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                By: Jonathan K. Sprole
                                    ------------------------------------------
                                    Name: Jonathan K. Sprole
                                    Title: Attorney-in-fact



                                GENERAL ELECTRIC COMPANY

                                By: Jonathan K. Sprole
                                    ------------------------------------------
                                    Name: Jonathan K. Sprole
                                    Title: Attorney-in-fact